Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-98325, 333-120561, 333-161376, 333-177890, 333-204379, 333-230157, and 333-231666) of Communications Systems, Inc. and subsidiaries of our report dated March 17, 2020, relating to the consolidated financial statements, which appears on page 27 of this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ Baker Tilly Virchow Krause,LLP

Minneapolis, Minnesota

March 17, 2020

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